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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                               PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                  June 11, 2001
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                        (Date of earliest event reported)


                              Banknorth Group, Inc
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             (Exact name of registrant as specified in its charter)


Maine                                       0-16947                     01-0437984
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(State or other jurisdiction       (Commission File Number)            (IRS Employer
of incorporation)                                                    Identification No.)


P.O. Box 9540, One Portland Square, Portland, Maine                       04112-9540
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(Address of principal executive offices)                                  (Zip Code)


                                 (207) 761-8500
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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   (Former name, former address and former fiscal year, if changed since last report)




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ITEM 5. OTHER EVENTS

        As previously reported, on June 11, 2001, Banknorth Group, Inc.
("Banknorth") announced that it had entered into agreements to acquire Andover
Bancorp, Inc. ("Andover"), a multi-bank holding company headquartered in Andover, Massachusetts, and MetroWest Bank ("MetroWest"), a
Massachusetts-chartered savings bank headquartered in Framingham, Massachusetts.

        Banknorth and Andover have entered into an Agreement and Plan of Merger, dated as of June 11, 2001 (the "Andover Agreement"), which sets forth the terms and conditions pursuant to which Andover would be merged with and into Banknorth
(the "Merger"). The Andover Agreement provides, among other things, that as a result of the Merger, each outstanding share of common stock of Andover (subject to certain exceptions) will be converted into the right to receive 2.27 shares of Banknorth's common stock, plus cash in lieu of any fractional share interest.
It is the intention of Banknorth to repurchase up to one-half of the approximately 15.7 million shares of Banknorth common stock to be issued in the Merger, which will be accounted for under the purchase method, in open market transactions from time to time as market conditions warrant. Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Andover Agreement by the shareholders of Andover and (ii) the receipt of requisite regulatory approvals of the Merger and the proposed merger of each of Andover's banking subsidiaries, Andover Bank and Gloucester Bank & Trust Company, with and into Banknorth's Massachusetts and
Connecticut based banking subsidiary, First Massachusetts Bank, National
Association ("FMB"), immediately following consummation of the Merger.

        Banknorth and MetroWest have entered into an Agreement and Plan of Consolidation, dated as of June 11, 2001 (the "MetroWest Agreement"), which sets forth the terms and conditions pursuant to which an interim national bank to be formed by Banknorth would consolidate with and into MetroWest (the
"Consolidation") following the conversion of MetroWest to a national bank, after which MetroWest would be merged with and into FMB. The MetroWest Agreement provides, among other things, that as a result of the Consolidation, each outstanding share of common stock of MetroWest (subject to certain exceptions) will be converted into the right to receive $11.50, without interest. Based on the fully-diluted number of shares of MetroWest common stock outstanding, the aggregate purchase price for this acquisition is approximately $166 million.
Consummation of the Consolidation is subject to a number of customary conditions, including, but not limited to, (i) the approval of the MetroWest
Agreement by the shareholders of MetroWest and (ii) the receipt of requisite regulatory approvals.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)    Not applicable.

        (b)    Not applicable.



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        (c)    The following exhibits are included with this Report:

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
               Exhibit 2.1          Agreement and Plan of Merger, dated as of June 11, 2001,
                                    between Banknorth and Andover (including the form of
                                    Shareholder Agreement and the form of Stock Option
                                    Agreement included as Exhibits A and B thereto,
                                    respectively)

               Exhibit 2.2          Agreement and Plan of Consolidation, dated as of June
                                    11, 2001, between Banknorth and MetroWest (including the
                                    form of Shareholder Agreement and the form of Stock
                                    Option Agreement included as Exhibits A and B thereto,
                                    respectively)

               Exhibit 10.1         Stock Option Agreement, dated as of June 11, 2001,
                                    between Banknorth (as grantee) and Andover (as issuer)

               Exhibit 10.2         Stock Option Agreement, dated as of June 11, 2001,
                                    between Banknorth (as grantee) and MetroWest (as issuer)

               Exhibit 10.3         Form of Shareholder Agreement, dated as of June 11,
                                    2001, between each director of Andover and Banknorth(1)

               Exhibit 10.4         Form of Shareholder Agreement, dated as of June 11,
                                    2001, between each director of MetroWest and Banknorth(2)

               Exhibit 99.1         Press Release, dated June 11, 2001(3)

               Exhibit 99.2         Portions of Analysts Presentation(3)

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(1)  Included as Exhibit A to Exhibit 2.1.

(2)  Included as Exhibit A to Exhibit 2.2.

(3) Incorporated by reference from Banknorth's filing with the Commission pursuant to Rule 425 of the Securities Act of 1933 on June 11, 2001.




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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           BANKNORTH GROUP, INC.



                           By:   /s/ Peter J. Verrill
                                ----------------------------------------------
                                   Name:  Peter J. Verrill
                                   Title: Executive Vice President,
                                          Chief Financial Officer and Treasurer

Date:  June 13, 2001